UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2022

CRESTWOOD EQUITY PARTNERS LP

(Exact name of Registrant as specified in its charter)

DELAWARE	001-34664	43-1918951
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

811 Main St., Suite 3400

Houston, TX 77002

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (832) 519-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act

Tile of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CEQP	New York Stock Exchange
Preferred Units representing limited partner interests	CEQP-P	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 14, 2022, Crestwood Midstream Partners LP, a Delaware limited partnership (“Midstream”) and wholly-owned subsidiary of Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership”) entered into the First Amendment to the Third Amended and Restated Credit Agreement (the “First Amendment”) by and among Midstream, as borrower, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, and collateral agent (“Wells Fargo”), and certain other agents party thereto.

The First Amendment increases the commitments under Midstream’s revolving credit facility from $1.50 billion to $1.75 billion.

The foregoing description of First Amendment is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1	First Amendment to Third Amended and Restated Credit Agreement, dated as of October 14, 2022, by and among Crestwood Midstream Partners LP, as borrower, the lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

	By:	Crestwood Equity GP LLC, its General Partner,

Date: October 18, 2022	By:	/s/ Michael K. Post
Michael K. Post
Vice President, Associate General Counsel and Corporate Secretary

3